UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2023

WEIS MARKETS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania

(State or other jurisdiction of incorporation)

1-5039	24-0755415
(Commission File Number)	(IRS Employer Identification No.)

1000 South Second Street
Sunbury, PA	17801
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (570) 286-4571

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the act:

Title of each class	Trading symbol	Name of exchange on which registered
Common stock, no par value	WMK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2023 (the "Closing Date"), Weis Markets, Inc.; Dutch Valley Food Company, LLC; Weis Transportation, LLC and WMK Financing, Inc. (collectively, the "Company") entered into an Amendment to Revolving Credit Agreement (the "Amended Credit Agreement"), which amends the Revolving Credit Agreement (the “Credit Agreement”) dated September 1, 2016 and previously amended on August 21, 2019 and September 29, 2021 with Wells Fargo Bank, National Association (the "Lender"). The Amended Credit Agreement provides for an unsecured revolving credit facility with an aggregate principal amount not to exceed Thirty Million Dollars ($30,000,000.00), with an additional discretionary availability of Seventy Million Dollars ($70,000,000.00) (the "Commitment").

Maturity: The Amended Credit Agreement is scheduled to mature, and the commitments thereunder will terminate, on October 1, 2027, or earlier pursuant to the terms of the Amended Credit Agreement.

Payments of Principal: No payments of outstanding principal are due until the Maturity Date of the Amended Credit Agreement.

Letters of Credit: The Amended Credit Agreement can be utilized by the Company for standby Letters of Credit provided, however, (A) the aggregate amount of outstanding letter of credit liabilities cannot at any time exceed Thirty Million Dollars ($30,000,000.00) and (B) the sum of any amount of any outstanding loans under the Line of Credit and outstanding letter of credit liabilities cannot at any time exceed the Commitment. Upon termination of the Commitment, any Letter of Credit then outstanding which has been fully cash collateralized to the reasonable satisfaction of Lender will no longer be considered a "Letter of Credit" as defined in the Amended Credit Agreement but the Letter of Credit fees payable will continue to accrue to the Lender with respect to such Letter of Credit until the expiry thereof.

Interest Rate and Fees: The outstanding principal balance of the Loans shall bear interest (computed on the basis of a 360-day year, actual days elapsed) at a fluctuation rate per annum determined by the Lender to be one percent (1.00%) above Daily Simple SOFR in effect from time to time. If the Daily Simple SOFR cannot be determined or becomes unlawful, the Loans shall bear interest to be equal to the Prime Rate in effect from time to time.

During the existence of any event of default, Lender shall have the option in its sole and absolute discretion to have the outstanding principal balance of the Loans bear interest at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time.

The Company will pay to the Lender quarterly in arrears on each Quarterly Payment Date, at any time there shall be a reduction in the amount of the Commitment and on the Maturity Date, a non-refundable unused fee (the "Unused Fee") (calculated on the basis of a 365 day year and the actual days elapsed) equal to the product of the Unused Fee Rate of one quarter of one percent (0.25%) times the average daily unborrowed portion of the amount of the Commitment during the period ended on the Quarterly Payment Date, Commitment reduction date or Maturity Date.

The Company will pay to the Lender a fee in arrears on the first Quarterly Payment Date occurring after the date of the issuance of the first Letter of Credit and on each Quarterly Payment Date thereafter until the date of expiration or termination of all Letters of Credit, calculated by reference to the product of the actual daily undrawn face amount of all issued Letters of Credit multiplied by a rate per annum equal to one-half of one percent (0.50%) on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day). The Company will also pay to the Lender all customary issuance and other fees for issuing and processing letters of credit and for amendments to and processing of the Letters of Credit.

Voluntary Reductions and Prepayments: Subject to certain conditions and restrictions, the Amended Credit Agreement allows the Company to voluntarily reduce the amount of the revolving Commitment and to prepay Loans.

Mandatory Prepayments: If at any time the Company's outstanding principal balance under the Amended Credit Agreement exceeds the Commitment, the Company will be required to prepay and reduce, the outstanding principal balance by the amount of such excess.

Covenants: The Amended Credit Agreement contains affirmative and negative covenants that, among other things, limit or restrict the Company's ability to: incur debt; create liens; make investments and acquisitions; engage in certain transactions with affiliates; consolidate or merge; sell, lease, abandon, or otherwise transfer or dispose of assets; enter into a management agreement or undergo a change in control; violate environmental laws; and change the nature of the Company's business.

In addition, the Company is required to maintain minimum EBITDA of not less than One Hundred and Seventy-Five Million Dollars ($175,000,000.00). EBITDA is defined as net income of the Company, on a consolidated basis, plus (to the extent otherwise deducted therefrom) interest expense, income tax expense, depreciation and amortization minus only gains or losses from asset sales not in the ordinary course of business, non-cash nonrecurring gain plus any non-cash non-recurring charges to the extent included in determining net income. EBITDA is tested on the last day of each fiscal quarter on a trailing twelve (12) month basis.

Events of Default: The Amended Credit Agreement contains customary events of default such as for non-payment of obligations under the Amended Credit Agreement, violation of affirmative and negative covenants, material inaccuracy of representations, cross defaults under other material debt, bankruptcy, ERISA and judgment defaults, invalidity of the credit documents (or the Company's assertion of any such validity) and Change of Control.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

10.1 Third Amendment to Revolving Credit Agreement dated and effective September 29, 2023 between Weis Markets, Inc.; Dutch Valley Food Company, LLC.; Weis Transportation, LLC. and WMK Financing, Inc. as Co-Borrowers and Wells Fargo Bank, National Association, as Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIS MARKETS, INC.

By: /S/Michael T. Lockard
Name: Michael T. Lockard
Title: Senior Vice President, Chief Financial Officer and Treasurer
(Principal Financial Officer)

Dated: October 2, 2023